Exhibit 99.1

Vycor Medical Releases Financial Results for the year ended December 31, 2024

BOCA RATON, FL (April 15, 2025) – Vycor Medical, Inc. (“Vycor”) (OTCQB—VYCO), today announced financial results for the year ended December 31, 2024.

The company operates through two business units: Vycor Medical, which produces the ViewSite™ Brain Access System (VBAS) for neurosurgeons; and NovaVision®, which offers therapy programs to help patients recover visual disorders after stroke or brain injury and remains a business in development.

Company Highlights

●	The Vycor Medical division revenues increased by 10% over 2023 with most of the growth coming from increased US penetration; sales to US hospitals were up 17% during the period with 11 new US hospitals added.
●	Gross margins remain strong at around 90%.
●	The Company continues to invest in new product development in the Vycor Medical division.
●	During 2024, eight new peer-reviewed studies were published on the ViewSite Brain Access System (VBAS), including a significant 106-patient study evaluating its effectiveness in glioma removal. Gliomas are a type of brain tumor that arises from glial cells, which support nerve cells in the brain. Another study involving 22 patients concluded: “VBAS allows for complete cyst removal with minimal complications, offering the benefits of less invasiveness, improved visualization, and reduced tissue disruption, strengthening its role in colloid cyst surgery.” Colloid cysts are non-cancerous growths in the brain that can obstruct fluid flow and lead to dangerous pressure buildup. These findings further emphasize the value of VBAS in improving surgical outcomes for both glioma and colloid cyst procedures.
●	Company engaged the services of Maxim Group LLC, a leading investment bank, to assist in its corporate strategy. The goal of this engagement is to accelerate the growth of the Company through a variety of possible paths including assisting Vycor in its strategy to grow the Company through strategic acquisitions and partnerships and assist the Company with efforts to position itself for a potential uplisting to a US exchange. All options will be designed to provide increased value to all stakeholders.

Financial Results

For the year ended December 31, 2024, the Company reported revenue of $1,589,324, an increase of $128,720 (or 9%) over 2023. The Vycor Medical division (VBAS) generated revenue of $1,515,744, an increase of $137,146 (or 10%) over 2023. Most of the increase was accounted for by sales to US hospitals, which grew by 17% over 2023 due to increased penetration and hospital usage. Gross profit for 2024 was $1,355,878, a 9% increase over 2023, generating a margin of 89% versus 90% in 2023. The NovaVision division, which remains in development, generated revenues of $73,580 for the year ended December 31, 2024, a decrease of $8,426 or 10% from 2023, and gross margin of 94%, compared to 91% for 2023.

	Years Ended December 31,
	2024	2023
Revenue
Vycor Medical	$1,515,744	$1,378,598
NovaVision	$73,580	$82,006
	$1,589,324	$1,460,604
Gross Profit
Vycor Medical	$1,355,878	$1,238,878
NovaVision	$66,637	$76,776
	$1,422,515	$1,315,654

For the year ended December 31, 2024 the Company reported non-GAAP Cash Operating Expenses of $1,340,967 compared to $1,204,570 in 2023, an increase of $136,397 of which $41,793 was sales commissions as a result of increased sales in the US. The remaining increase in operating expenses of $94,604 in 2024 comprised: increased regulatory expense as Vycor transitions to MDR in the EU; increased payroll as Vycor adds to its human resources; and increased scientific consulting related to new product development. The 2024 non-GAAP Operating Profit was $81,548 compared to $111,084 in 2023.

Imposition of trade tariffs

In recent months, following the change in the U.S. presidential administration, there has been an imposition by the U.S. of increased trade tariffs on imported goods entering the United States and the imposition by some countries of retaliatory tariffs. Vycor Medical’s products and the raw materials that are used to manufacture the products are all manufactured in the United States. The imposition of import tariffs should not, therefore, impact our costs, however raw material prices may increase, and raw material supply chains could be disrupted. Although the majority of our sales are to hospitals in the United States, we export to a number of countries, with important export territories including Canada, Japan, the UK and the EU. The imposition of additional retaliatory tariffs by these or other countries to which we export could negatively impact our international revenues. The escalation of tariffs globally could have broader economic impacts which could adversely affect our results of operations and liquidity.

Reconciliation of Non-GAAP Information

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash depreciation of purchased assets and non-cash stock-based compensation. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses of $1,431,660, an operating loss of $9,145, a net loss of $431,570 and a loss of $0.01 per share.

Vycor’s GAAP operating costs for year ended December 31, 2024 include non-cash depreciation of purchased assets ($63,910) and non-cash stock compensation charges ($26,873). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses for the year ended December 31, 2024 were $1,340,967, non-GAAP operating profit was $81,548, and non-GAAP net loss was $340,878 or $0.01 per share.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss

(audited)

	For the years ended December 31,
	2024	2023

Revenue	$1,589,324	$1,460,604
Cost of Goods Sold	166,809	144,950
Gross Profit	1,422,515	1,315,654
Operating Expenses:
Research and development	15,325	22,558
Depreciation and amortization	59,521	57,497
Selling, general and administrative	1,356,814	1,195,408
Total Operating Expenses	1,431,660	1,275,463
Operating income (loss)	(9,145)	40,191
Other Income (Expense)
Interest expense: Related Party	(50,013)	(49,515)
Interest expense: Other	(53,565)	(53,550)
Other income	6,002	-
Loss on foreign currency exchange	(230)	(206)
Total Other Income (expense)	(97,806)	(103,271)
Loss Before Provision for Income Taxes	(106,951)	(63,080)
Provision for income taxes	-	-
Net loss from continuing operations	(106,951)	(63,080)
Loss from discontinued operations, net of tax	(249)	(6,611)
Net Loss	(107,200)	(69,691)
Preferred stock dividends	(324,370)	(324,370)
Net Loss Available to Common Stockholders	$(431,570)	$(394,061)
Other Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	-	2
Comprehensive Loss	(107,200)	(69,689)

Loss Per Share - basic and diluted
Loss from continuing operations	$(0.01)	$(0.01)
Loss from discontinued operations	$(0.00)	$(0.00)
Loss available to common stockholders	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	32,884,882	32,603,767

VYCOR MEDICAL, INC.

Non-GAAP Reconciliation of Operating Loss and Net Loss

(unaudited)

	For the years ended December 31,
	2024	2023

GAAP Operating Expenses	1,431,660	1,275,463

Non-cash depreciation of purchased assets (1)	(63,910)	(60,752)
Non-cash stock-based compensation (2)	(26,783)	(10,141)
Total Non-GAAP Operating Expense Adjustments	(90,693)	(70,893)

Non GAAP Cash Operating Expenses	$1,340,967	$1,204,570

GAAP Operating Profit (Loss)	(9,145)	40,191

Non-GAAP Operating Expense Adjustments, as above	90,693	70,893

Non-GAAP Operating Profit (Loss)	$81,548	$111,084

GAAP Net Loss available to common shareholders	$(431,570)	$(394,061)

Non-GAAP Operating Expense Adjustments, as above	90,693	70,893

Non-GAAP Net Loss	$(340,877)	$(323,168)

Non-GAAP Loss Per Share basic and diluted	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	32,884,882	32,603,767

(1) Non-Cash depreciation of purchased assets. These are non-cash charges related to assets which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based compensation issued to employees, outside directors and non-employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTCQB:VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

Vycor Medical’s FDA-cleared ViewSite™ Brain Access System (VBAS) a minimally invasive neurosurgical device designed to improve access to brain lesions while reducing tissue damage and enhancing patient outcomes. The VBAS system has been approved and used in over 300 hospitals in the US and in numerous countries internationally. VBAS is protected by 46 issued and 11 pending patents and has been validated through 43 peer-reviewed studies. These studies demonstrate that use of VBAS results in: less brain tissue damage; less invasive procedure; improved access and better visibility; and reduced operating and recovery time. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision provides a suite of clinically supported vision rehabilitation therapies aimed at helping patients recover from visual impairments caused by stroke or other brain injury. The Visual Restoration Therapy (VRT) is the only commercialized FDA-cleared therapy for vision rehabilitation following neurological brain damage, making it a unique and important option for patients seeking to regain lost visual capabilities. The complementary NeuroEyeCoach program, clinically supported by a 296-patient study (the largest to date in the neuro visual space), enables dramatic improvements in patients’ ability to detect objects in the visual field by training them to make better eye movements with improvement in over 80% of patients. The NovaVision therapies, while showing a positive impact on these patients’ lives, still require significant development to allow them to successfully address their market potential. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

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Vycor Medical, Inc. Contacts:

951 Broken Sound Parkway, Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com

LinkedIn: https://www.linkedin.com/in/vycor-medical-inc/

Instagram: https://www.instagram.com/vycormedical/

Facebook: https://www.facebook.com/Vycor.Nova/

Twitter/X: https://x.com/vycormedical

YouTube: https://www.youtube.com/@vycormedical6049

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